Exhibit 3.2

LANDOS BIOPHARMA, INC.

BYLAWS

(the “Corporation”)

These Bylaws have been approved by the Board of Directors of the Corporation.

ARTICLE I

Stockholders

1. Annual Meeting. The annual meeting of stockholders shall be held each year at the place, date and time determined by the Board of Directors or the President. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Certificate of Incorporation (as may be amended or restated from time to time, the “Certificate of Incorporation”) or by these Bylaws, may be specified by the Board of Directors or the President. If no annual meeting has been held in any fiscal year, a special meeting in lieu thereof may be held or there may be action by written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these Bylaws or otherwise all the force and effect of an annual meeting.

2. Special Meetings. Special meetings of stockholders may be called by the President or by the Board of Directors, or by the holder or holders of ten percent (10%) or more of any class (or series of a class) of capital stock of the Corporation. Special meetings shall be called by the Secretary, or in case of death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more stockholders who hold at least a majority in interest of the capital stock entitled to vote at such meeting. The call for the meeting shall state the place (if any), date, hour and purposes of the meeting. Only the purposes specified in the notice of special meeting shall be considered or dealt with at such special meeting.

3. Place of Meeting. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be determined by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication. The Board of Directors may also, in its sole discretion, determine that stockholders and proxy holders may attend and participate by means of remote communication in a stockholder meeting held at a designated place. As to any meeting where attendance and participation by remote communication authorized by the Board of Directors in its sole discretion (including any meeting held solely by remote communication), and subject to such guidelines and procedures as the Board of Directors may adopt for any meeting, stockholders and proxy holders not physically present at such meeting of the stockholders shall be entitled to: (i) participate in any meeting of the stockholders; and (ii) be deemed present in person and vote at such meeting of the stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

4. Notice of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, notice given in writing or by electronic transmission of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour and purpose or purposes of the meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the Delaware General Corporation Law (the “DGCL”)) by the stockholder to whom the notice is given, and such notice shall be deemed to be given at the time, if delivered by electronic mail when directed to an electronic mail address at which the stockholder has consented to receive notice, and if delivered by any other form of electronic transmission when directed to the stockholder. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived (i) in writing signed by the person entitled to notice thereof or (ii) by electronic transmission made by the person entitled to notice, either before or after such meeting. Notice will be waived by any stockholder by his attendance thereat in person, by remote communication, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

5. Quorum. The holders of a majority of the voting power of all shares of capital stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. Any meeting may be adjourned from time to time by the holders of a majority of the votes properly cast upon the question, whether or not a quorum is present. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to reduce the voting shares below a quorum.

6. Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy or express directly or by written proxy their consent or dissent to a corporate action taken without a meeting, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period or is irrevocable and coupled with an interest. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting.

7. Action at a Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the voting power of the shares of stock voting on such matter except where a larger vote is required by law, by the Certificate of Incorporation or by these Bylaws. Any election of Directors by stockholders shall be determined by a plurality of the votes cast, except where a larger vote or different vote is required by law, by the Certificate of Incorporation or by these Bylaws. The Corporation shall not directly or indirectly vote any share of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

8. Action without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted by law to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote (a) if a consent or consents thereto in writing setting forth the action so taken, shall be signed by the holders of all of the outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, by hand or by certified mail, return receipt requested or to the Corporation’s principal place of business or to the officer of the Corporation having custody of the minute book or (b) by electronic transmission setting forth the action so taken made by the holders of all of the outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent or electronic transmission shall bear the date of signature or proper identity of the stockholder, respectively, and no written consent or electronic transmission shall be effective unless, within sixty (60) days of the earliest dated consent or electronic transmission delivered pursuant to these Bylaws, written consents signed, or electronic transmissions made, by a sufficient number of stockholders entitled to take action are delivered to the Corporation in the manner set forth in these Bylaws. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent or electronic transmission shall be given to those stockholders who have not consented in writing.

9. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided that such list shall not be required to contain the electronic mail address or other electronic contact information of any stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of electronic communication or if attendance at and participation in the meeting is permitted by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on or a reasonably acceptable electronic network, and the information required to access such list shall be provided with the notice of the meeting.

ARTICLE II

Directors

1. Powers. The business of the Corporation shall be managed by or under the direction of a Board of Directors who may exercise all the powers of the Corporation except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

2. Election and Qualification. Unless otherwise provided in the Certificate of Incorporation, the number of Directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors or by the stockholders at an annual meeting of the stockholders. Directors need not be stockholders.

3. Vacancies: Reduction of Board. Subject to the provisions of the Certificate of Incorporation and any stockholders agreement to which the Corporation is a party, a majority of the Directors then in office, although less than a quorum, or a sole remaining Director, may fill vacancies in the Board of Directors occurring for any reason and newly created directorships resulting from any increase in the authorized number of Directors.

4. Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, Directors shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. Any Director may resign by delivering his written resignation to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. Subject to the provisions of the Certificate of Incorporation and any stockholders agreement to which the Corporation is a party, to the extent permitted by law, a Director may be removed from office with or without cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of such Director. The vote of 66 2/3% of the Series A Preferred Stock (on an as-converted basis) and the Common Stock, voting together as a single class will be required for the removal of the current Chairman of the Board and the Series A Director.

6. Meetings. Regular meetings of the Board of Directors may be held without notice at such time, date and place (if any) as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called, in writing, by the President, the Chief Executive Officer, or one or more Directors (or the sole Director, if applicable), and designating the time, date and place (if any) thereof. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

7. Notice of Meetings. Notice of the time, date and place (if any) of all special meetings of the Board of Directors shall be given to each Director by the Secretary, or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight (48) hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice is executed by him before or after the meeting, or if communication with such Director is unlawful, and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

8. Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

9. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Certificate of Incorporation or by these Bylaws.

10. Action without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or committee thereof may be taken without a meeting if all members of the Board of Directors or committee thereof consent thereto in writing or by electronic transmission, and such writings or electronic transmissions are filed with the records of the meetings of the Board of Directors or committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a vote of the Board of Directors or committee thereof for all purposes.

11. Committees. The Board of Directors, by vote of a majority of the Directors then in office, may establish one or more committees, each committee to consist of one or more Directors, and may delegate thereto some or all of its powers except those which by law, by the Certificate of Incorporation, or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but in the absence of such rules its business shall be conducted so far as possible in the same manner as is provided in these Bylaws for the Board of Directors. All members of such committees shall hold their committee offices at the pleasure of the Board of Directors, and the Board may abolish any committee at any time. Each such committee shall report its action to the Board of Directors who shall have power to rescind any action of any committee without retroactive effect.

12. Protection of Confidential Information; Recusal from Meetings. Each director acknowledges that as part of his or her service to the Corporation, and the exercise of his or her fiduciary duties on behalf of the Corporation, the director may receive confidential information of the Corporation (and its customers, strategic partners, vendors and suppliers). This confidential information includes, without limitation, nonpublic financial information, business and market strategy reports and presentations, pricing information, research and development activities, plans and strategies (including reports and presentations to the Board of Directors), invention disclosures, patentable and unpatentable inventions, technical specifications and information, and other scientific data, laboratory notebooks, unpublished patent or invention disclosures blueprints, biological and chemical compounds and properties, scientific reports, technical specifications and data, whether in hard copy or electronic media.    Each director shall not use or disclose such confidential information for any purpose other than to promote and serve the best interests of the Corporation and its stockholders. The executive officers and the Board of Directors may limit or restrict the information to be provided to any director in order to protect sensitive or competitive information. A majority of the disinterested members of the Board of Directors shall have the right to exclude any director from portions of meetings of the Board of Directors (or any Committee) or omit to provide the director with certain information if such members of the Board of Directors believe in good faith and with the exercise of due care that such exclusion or omission is necessary (a) in order to preserve the Corporation’s attorney-client privilege, (b) in order to fulfill the Corporation’s obligations with respect to confidential or proprietary information of third parties, or to protect the confidentiality of unpatentable information or competitive business information of the Corporation (or its customers, strategic partners, vendors and suppliers), or (c) because such meeting or information would include information, analyses or discussions which could pose a potential conflict of interest for the director or his or her affiliated organization or entity and the prospects of the Corporation.

ARTICLE III

Officers

1. Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary, and such other officers, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

2. Election. The President, Treasurer and Secretary shall be elected every three (3) years by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting. For the initial term, Dr. Bassaganya-Riera will be President, CEO, Chairman of the Board, and Treasurer. Christopher Garabedian will be Secretary.

3. Qualification. No officer need be a stockholder or Director. Any two or more offices may be held by the same person.

4. Tenure. Except as otherwise provided by the Certificate of Incorporation or by these Bylaws, each of the officers of the Corporation shall hold his office until his successor is duly elected and qualified or until his earlier resignation or removal. Any officer may resign by delivering his written resignation to the Corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. The vote of 66 2/3% of the Series A Preferred Stock (on an as-converted basis) and the Common Stock, voting together as a single class will be required for the removal during the initial term of Dr. Bassaganya-Riera as President and Treasurer and Christopher Garabedian as Secretary. The Board of Directors may remove any other officer with or without cause by a vote of a majority of the entire number of Directors then in office.

6. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

7. Chairman. The Chairman of the Board shall preside, when present, at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.

8. President and Vice Presidents. The President shall be the chief operating officer of the Corporation and shall have general charge of its business operations, subject to the direction of the Board of Directors. The President shall preside, when present, at all meetings of stockholders and the Board of Directors. The Board of Directors shall have the authority to appoint a temporary presiding officer to serve at any meeting of the stockholders or Board of Directors if the President is unable to do so for any reason.

Any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers and responsible of and be subject to all the restrictions upon the President.

9. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide.

Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

10. Secretary and Assistant Secretaries. The Secretary shall record the proceedings of all meetings of the stockholders and the Board of Directors in books kept for that purpose. In his absence from any such meeting an Assistant Secretary, or if he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.

The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation) and shall have such other duties and powers as may be designated from time to time by the Board of Directors or the President.

Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time designate.

11. Other Powers and Duties. Subject to these Bylaws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors.

ARTICLE IV

Capital Stock

1. Certificates of Stock. Unless the Board of Directors has provided by resolution that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares, each stockholder shall be entitled to a certificate of stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairperson or Vice-Chairperson of the Board of Directors or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Such signatures may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. The Corporation shall, at the option of the Board of Directors or as otherwise stated in the Certificate of Incorporation, be permitted to issue fractional shares.

2. Transfers. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

3. Record Holders. Except as may otherwise be required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws. It shall be the duty of each stockholder to notify the Corporation of his post office address.

4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date on which it is established, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, more than ten (10) days after the date on which the resolution fixing the record date for stockholder consent without a meeting is established, nor more than sixty (60) days prior to any other action. In such case, only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the Corporation after the record date.

If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (b) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this state, to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

ARTICLE V

Indemnification

1. Indemnification of Directors and Officers. The Corporation shall indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, and whether by or in the right of the Corporation, its stockholders, a third party or otherwise (a “Proceeding”), by reason of the fact that he is or was a Director or officer of the Corporation, or is or was a Director or officer of the Corporation serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expense (including, but not limited to, attorneys’ fees), liability, loss, judgments, fines, excise taxes, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding, including expenses incurred in seeking such indemnification. In addition, the Corporation shall grant such indemnification to each of its Directors and officers with respect to any matter in a Proceeding as to which his liability is limited pursuant to the Certificate of

Incorporation of the Corporation. However, such indemnification shall exclude (i) indemnification with respect to any improper personal benefit which a Director or officer is determined to have received and of the expenses of defending against an improper personal benefit claim unless the Director or officer is successful on the merits in said defense, and (ii) indemnification of present or former officers, directors, employees or agents of a constituent corporation absorbed in a merger or consolidation transaction with this Corporation with respect to their activities prior to said transaction, unless specifically authorized by the Board of Directors or stockholders of this Corporation. Such indemnification shall include prompt payment of expenses reasonably incurred by a Director or officer in defending a Proceeding in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the Director or officer to repay such amounts if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under this Article V, which undertaking shall be an unsecured general obligation of the Director or officer and may be accepted without regard to his or her ability to make repayment.

2. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to an advancement of expenses, pursuant to the provisions of this Article V, to any person who was or is a party or is threatened to be made a party to or is otherwise involved in any Proceeding by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

3. Nature of Indemnification Rights. The indemnification rights provided in this Article V shall be a contract right and shall not be deemed exclusive of any other rights to which any person, whether or not entitled to be indemnified hereunder, may be entitled by law or under any bylaw, agreement, vote of stockholders or Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of such a person. A Director or officer shall be entitled to the benefit of any amendment of the DGCL which enlarges indemnification rights hereunder, but any such amendment which adversely affects indemnification rights with respect to prior activities shall not apply to him without his consent unless otherwise required by law. Each person who is or becomes a Director or officer of the Corporation shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article V.

4. Amendment. The provisions of this Article V may be amended as provided in Article VI; provided, however, no amendment or repeal of such provisions which adversely affects the rights of a Director or officer under this Article V with respect to his acts or omissions prior to such amendment or repeal, shall apply to him without his consent.

ARTICLE VI

Miscellaneous Provisions

1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31st of each year.

2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

3. Notices and Waivers Thereof. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, whenever by law or under the provisions of the Certificate of Incorporation or these Bylaws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail or courier service, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail or upon delivery, if given by courier service. Notice to Directors or stockholders may also be given by telephone, telegram, facsimile, electronic mail, electronic transmission or similar medium of communication or as otherwise may be permitted by these Bylaws. If such notice is delivered to a Director or stockholder by electronic mail, such notice shall be deemed given when directed to the electronic mail address provided by such Director or stockholder, and if such notice is delivered by any other electronic transmission, such notice shall be deemed given when directed to such Director or stockholder.

Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the sole and express purpose of objecting, at the time of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

4. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the Corporation in its behalf shall be signed by the President or Treasurer, or by any other officer of the Corporation designated by the Board of Directors, except as the Board of Directors may generally or in particular cases otherwise determine.

5. Voting of Securities. Unless otherwise provided by the Board of Directors, the President or Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

6. Resident Agent. The Board of Directors may appoint a resident agent in any jurisdiction upon whom legal process may be served in any action or proceeding against the Corporation.

7. Corporate Records. The original or attested copies of the Certificate of Incorporation, Bylaws and records of all meetings of the incorporator, stockholders and the Board of Directors and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the Corporation, at the office of its counsel, or at an office of its transfer agent.

8. Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

9. Amendments. These Bylaws may be amended or repealed or additional Bylaws adopted by the stockholders or by the Board of Directors; provided that (a) the Board of Directors may not amend or repeal Article V or this Section 9 of Article VI or any provision of these Bylaws which by law, by the Certificate of Incorporation or by these Bylaws requires action by the stockholders, and (b) any amendment or repeal of these Bylaws by the Board of Directors and any Bylaw adopted by the Board of Directors may be amended or repealed by the stockholders.

10. Conflicts. In the event of any conflict between these Bylaws or any stockholders, voting, investor rights or other agreement to which the Corporation and the holders of shares of any class or series of capital stock of the Corporation are a party, then such agreement shall govern. In the event of any conflict between these Bylaws and the Certificate of Incorporation, the Certificate of Incorporation shall govern.

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Adopted by the Board of Directors: August 28, 2017